UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2025

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-39478	46-0720717
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	WYTC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1.	REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

Wytec International, Inc., a Nevada corporation (“Wytec”), entered into a securities purchase agreement (the “Labrys SPA”) with Labrys Fund II, L.P., a Delaware limited partnership (“Labrys”), which closed on December 10, 2025, pursuant to which Wytec sold Labrys a promissory note in the principal amount of $74,750 (the “Labrys Note”). The Labrys Note included an original issue discount of $9,750 and was purchased for an aggregate of $65,000. A one-time interest charge of 12% was applied to the principal amount on the issuance date of the Labrys Note in the amount of $8,970. The Labrys Note has a maturity date of December 5, 2026 and is payable as follows: $11,960 on June 4, 2026, $11,960 on July 4, 2026, $11,960 on August 4, 2026, $11,960 on September 4, 2026, $11,960 on October 4, 2026, $11,960 on November 4, 2026, and all remaining outstanding amounts on December 5, 2026 (each an “Amortization Payment”). Wytec has the right, exercisable on three trading days prior written notice, to prepay the Labrys Note in full with a minimal discount and no prepayment penalty at any time prior to 181 calendar days following the issuance date of the Labrys Note. The Labrys SPA contains customary terms and conditions.

Any principal amount or interest on the Labrys Note which is not paid when due will bear interest at the rate of the lesser of (i) twenty-two percent (22%) per annum or (ii) the maximum amount permitted by law. Additionally, if Wytec fails to pay an Amortization Payment when due or an Event of Default (as that term is defined in the Labrys Note) occurs, Labrys will have the right to convert all or any portion of the then outstanding and unpaid principal amount and interest into shares of Wytec’s common stock at a conversion price per share equal to 65% the lowest trading price of Wytec’s common stock during the 20 trading day period immediately preceding the conversion date; provided, however, at no time may the Labrys Note be converted into shares of Wytec’s common stock if such conversion would result in Labrys and its affiliates owning an aggregate of more than 4.99% of the then outstanding shares of Wytec’s common stock.

If at any time prior to the full repayment or full conversion of all amounts owed under the Labrys Note, Wytec receives cash proceeds of more than $500,000 (the “Minimum Threshold”) in the aggregate from any of the sources described in the Labrys Note, Labrys has the right, exercisable in its sole discretion, to require Wytec to apply up to 25% of such proceeds above the Minimum Threshold to repay all or any portion of the outstanding principal amount and interest then due under the Labrys Note.

Wytec entered into a securities purchase agreement (the “1800 Diagonal SPA”) with 1800 Diagonal Lending LLC, a Virginia limited liability company (“1800 Diagonal”), which closed on December 12, 2025, pursuant to which Wytec sold 1800 Diagonal a promissory note in the principal amount of $65,500 (the “1800 Diagonal Note”). The 1800 Diagonal Note included an original issue discount of $8,500 and was purchased for an aggregate of $57,000. A one-time interest charge of 12% was applied to the principal amount on the issuance date of the 1800 Diagonal Note in the amount of $7,860. The 1800 Diagonal Note has a maturity date of October 15, 2026 and is payable in ten equal monthly payments of $7,336, commencing on January 15, 2026. Wytec has the right to prepay the 1800 Diagonal Note in full at any time with no prepayment penalty and will receive a discount on the prepayment amount, ranging from 2% to 5%, if Wytec prepays the 1800 Diagonal Note within 180 calendar days following the issuance date of the 1800 Diagonal Note. The 1800 Diagonal SPA contains customary terms and conditions.

In the event of a default on the 1800 Diagonal Note, the outstanding principal and accrued and unpaid interest amount of the 1800 Diagonal Note will be increased by 150% and the 1800 Diagonal Note will accrue interest at a rate of 22% per annum. Additionally, in the event of a default on the 1800 Diagonal Note, 1800 Diagonal will have the option, exercisable in its sole discretion, to convert the 1800 Diagonal Note into shares of Wytec’s common stock at a conversion price per share equal to 65% the lowest trading price of Wytec’s common stock during the ten trading day period ending on the latest completed trading day prior to the conversion date; provided, however, at no time may the 1800 Diagonal Note be converted into shares of Wytec’s common stock if such conversion would result in 1800 Diagonal and its affiliates owning an aggregate of more than 4.99% of the then outstanding shares of Wytec’s common stock.

The above description of the Labrys SPA, Labrys Note, 1800 Diagonal SPA, and 1800 Diagonal Note is not complete and is qualified in its entirety by the full text of the Labrys SPA, Labrys Note, 1800 Diagonal SPA, and 1800 Diagonal Note, filed herewith as Exhibits 10.1 10.2, 10.3, and 10.4, respectively, which are incorporated by reference into this Item 1.01.

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SECTION 2.	FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference in its entirety into this Item 2.03.

SECTION 9.	FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

10.1	Securities Purchase Agreement with Labrys Fund II, L.P.

10.2	Promissory Note with Labrys Fund II, L.P.

10.3	Securities Purchase Agreement with 1800 Diagonal Lending LLC

10.4	Promissory Note with 1800 Diagonal Lending LLC

104	Cover Page Interactive Data File (embedded within the inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.

(Registrant)

Date: December 16, 2025	/s/ William H. Gray
William H. Gray, Chief Executive Officer

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